UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 5, 2014

Digital River, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)

(952) 253-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On March 5, 2014, Digital River, Inc. (the “Company”) announced that the Company, in a privately-negotiated transaction, repurchased $150 million in aggregate principal amount of its 2.0% Senior Convertible Notes due 2030 (the “Notes”) for $153.75 million in cash, excluding accrued interest.  Following the closing of this repurchase, approximately $145.75 million in aggregate principal amount of Notes remain outstanding.  Additional information about the Notes is contained in Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Company expects to record a one-time pre-tax charge in the first quarter of fiscal 2014 of approximately $5.2 million related to settlement of the Notes and acceleration of the recognition of deferred financing costs associated with the repurchased Notes. Excluding the one-time charge, savings related to interest and amortization of deferred financing costs on the repurchased Notes will be approximately $0.3 million and $2.9 million for first quarter 2014 and full year 2014, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

	By:	/s/ Stefan B. Schulz
	Name:	Stefan B. Schulz
	Title:	Chief Financial Officer
Date: March 11, 2014